			  KANE KESSLER, PC.
		    1350 AVENUE OF THE AMERICAS
          	     NEW YORK, NEW YORK 10019

                                                           January 27, 1998


BEC Group, Inc.
555 Theodore Fremd Avenue
Suite B-302
Rye, New York  10580

     Re:  BEC Group, Inc.
          Registration Statement on Form S-4 (File No. 333-40519)
          -------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to BEC Group, Inc., a Delaware corporation ("BEC"), in connection with the preparation of the Registration Statement on Form S-4, as amended (the "Registration Statement") being filed by BEC on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to up to 23,000,000 shares of common stock, par value $0.01 per share, of BEC ("Common Stock"), to be registered with the Commission pursuant to the Act. The Common Stock is being registered in connection with the merger of BILC Acquisition Corp., a Delaware corporation, a wholly-owned subsidiary of BEC ("Merger Sub"), with ILC Technology, Inc., a California corporation ("ILC"). The Common Stock is described in the Joint Proxy Statement/Prospectus (the "Prospectus") included in the Registration Statement to which this opinion is an exhibit.

          In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other

BEC Group, Inc.
January 27, 1998
Page 2


instruments as we have deemed necessary or appropriate for purposes of this opinion. We have relied as to factual matters on certificates or other documents furnished by BEC or its officers and by government authorities. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

          Based on the foregoing, we are of the opinion that the shares of Common Stock to which the Registration Statement relates, when issued as described in the Prospectus, will be duly authorized, validly issued, fully paid and nonassessable.

          The opinion set forth herein is subject to the following additional qualifications and assumptions:

          (a) BEC's stockholders shall have approved the Agreement and Plan of Merger, dated as of October 30, 1997, as amended by Amendment No. 1 thereto dated January 6, 1998, among BEC, ILC and Merger Sub (collectively, the "Merger Agreement") and the issuance of shares of Common Stock pursuant to the Merger Agreement;

          (b) The Merger Agreement or a certificate of merger shall have been filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of California in such form as is required by, and executed and acknowledged in accordance with the relevant provisions of, the General Corporation Law of the State of Delaware and the Corporations Code of the State of California;

          (c) BEC's stockholders shall have approved an amendment to the Amended and Restated Certificate of Incorporation of BEC in the form filed as Exhibit 3.4 to the Registration Statement (the "Amendment to the Restated Certificate") to effect a one-for-two reverse stock split of the issued and outstanding shares of Common Stock, and the Amendment to the Restated Certificate, shall have been duly executed, acknowledged and filed with the Secretary of State of the State of Delaware.

          We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein concerning any law, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

BEC Group, Inc.
January 27, 1998
Page 3


          We are aware that we are referred to under the heading "Legal Matters" in the Prospectus and we hereby consent to the use of our name in the Prospectus and the filing of this opinion as an exhibit to the related Registration Statement.


                                            Very truly yours,

					    /s/ Kane Kessler
                                            KANE KESSLER, P.C.